Exhibit 99.1

Reneo Pharmaceuticals Announces Proposed Public Offering of Common Stock

IRVINE, Calif., May 3, 2023 (GLOBE NEWSWIRE) — Reneo Pharmaceuticals, Inc. (Reneo) (Nasdaq: RPHM), a clinical-stage pharmaceutical company focused on the development and commercialization of therapies for patients with rare genetic mitochondrial diseases, today announced that it has commenced an underwritten public offering of its shares of common stock. Reneo intends to grant the underwriters a 30-day option to purchase up to an additional 15% of the shares of its common stock to be sold in the offering on the same terms and conditions. The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed. All of the shares of common stock in the offering are to be sold by Reneo.

Reneo also entered into an agreement with Abingworth Bioventures 8 LP (Abingworth), pursuant to which Reneo has agreed to sell its shares of common stock to Abingworth at the public offering price, for aggregate gross proceeds of up to $5.0 million, in a concurrent private placement that is expected to close after the public offering. The sale of these shares of common stock will not be registered under the Securities Act of 1933, as amended. The closing of the concurrent private placement is conditioned on the closing of the public offering.

Jefferies LLC, BofA Securities, Inc. and Piper Sandler are acting as joint book-running managers and Robert W. Baird & Co. Incorporated is acting as a lead manager for the underwritten public offering. Jefferies LLC, BofA Securities, Inc., Piper Sandler and Robert W. Baird & Co. Incorporated are also acting as placement agents for the concurrent private placement.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission on Form F-3 (File No. 333-264616) and declared effective on May 9, 2022. The public offering will be made only by means of a prospectus supplement. Copies of the preliminary prospectus supplement and the accompanying prospectus related to the public offering may be obtained, when available, from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, NY 10022, or by telephone at (877) 821-7388, or by e-mail at prospectus_department@jefferies.com; BofA Securities NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, Attn: Prospectus Department, E-mail: dg.prospectus_requests@bofa.com; or Piper Sandler & Co., Attention: by mail at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attn: Prospectus Department, by telephone at (800) 747-3924, or by e-mail at prospectus@psc.com, or by accessing the U.S. Securities and Exchange Commission’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The shares of common stock offered in the concurrent private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements.

About Reneo Pharmaceuticals

Reneo is a clinical-stage pharmaceutical company focused on the development and commercialization of therapies for patients with rare genetic mitochondrial diseases, which are often associated with the inability of mitochondria to produce adenosine triphosphate. Our lead product candidate, mavodelpar, is a potent and selective agonist of the peroxisome proliferator-activated receptor delta. Mavodelpar has been shown to increase transcription of genes involved in mitochondrial function and increase fatty acid oxidation, and may increase production of new mitochondria.

Forward-Looking Statements

Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, whether Reneo will offer the shares of common stock or consummate the public offering and the concurrent private placement, the timing, size and the expectation of closing of the public offering and the concurrent private placement described herein, and its expectations with respect to granting the underwriters a 30-day option to purchase additional shares of common stock. All of such statements are subject to risks and uncertainties, and assumptions, including those that are described in the Risk Factor sections of the preliminary prospectus supplement for such offering to be filed with the U.S. Securities and Exchange Commission (the “SEC”), and the documents incorporated by reference therein, including without limitation those risks and uncertainties identified in the “Risk Factors” section of Reneo’s Registration Statement on Form S-3 declared effective by the SEC on May 9, 2022, the accompanying prospectus, Reneo’s Annual Report on Form 10-K filed with the SEC on March 27, 2023, and other filings that Reneo makes with the SEC from time to time. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Reneo undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts:

Danielle Spangler

Investor Relations

Reneo Pharmaceuticals, Inc.

dspangler@reneopharma.com

David Melamed, Ph.D.

Media Inquiries

Russo Partners, LLC

david.melamed@russopartnersllc.com